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                                                                    EXHIBIT 99.1


                               FORM OF PROXY CARD

                     [DALLAS SEMICONDUCTOR CORPORATION LOGO]

                                 SPECIAL MEETING
                           April 11, 2001 - 8:30 a.m.
                           4401 South Beltwood Parkway
                            Dallas, Texas 75244-3292
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
                                 April 11, 2001

The undersigned stockholder hereby appoints Chao C. Mai and Alan P. Hale, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as provided on the reverse side hereof, all of the common stock of Dallas Semiconductor Corporation which the undersigned, as of February 26, 2001, the Record Date for the Special Meeting, is entitled to vote at the Special Meeting of Stockholders to be held on April 11, 2001 or any adjournment or postponement thereof.

             IMPORTANT--THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
           PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN TODAY.
                            - FOLD AND DETACH HERE -
             THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED,
                   WILL BE VOTED IN THE MANNER DIRECTED HEREIN
                               BY THE STOCKHOLDER.
                IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
                              "FOR" ITEMS 1 AND 2.

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                        DALLAS SEMICONDUCTOR CORPORATION
                  PLEASE MARK VOTE IN OVAL USING DARK INK ONLY.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH ITEM BELOW.

                                                                             FOR      AGAINST    ABSTAIN
1.       Approval and adoption of Agreement and Plan of Merger, dated as     [ ]        [ ]        [ ]
of January 28, 2001, by and among Maxim Integrated Products, Inc., MI
Acquisition Sub, Inc. and Dallas Semiconductor Corporation, pursuant to which MI Acquisition Sub will merge with and into Dallas Semiconductor, and MI Acquisition Sub will cease to exist and Dallas Semiconductor will become a wholly owned subsidiary of Maxim (the "Merger"), and to approve the Merger.
                                                                             FOR      AGAINST    ABSTAIN
2.       To consider and vote on any other business properly brought         [ ]        [ ]        [ ]
before the meeting.

                                        In their discretion, the Proxies are
                                        authorized to vote upon such other
                                        business as may come before the meeting.

                                        Date: ____________________________, 2001

                                        Signature(s)

                                        Signature(s)

                                        PLEASE SIGN EXACTLY AS NAME APPEARS
                                        HEREON. JOINT OWNERS SHOULD EACH SIGN.
                                        WHEN SIGNING AS AN EXECUTOR, CORPORATE
                                        OFFICER OR IN ANY OTHER REPRESENTATIVE
                                        CAPACITY, PLEASE GIVE FULL TITLE AS
                                        SUCH.


                            - FOLD AND DETACH HERE -
                             YOUR VOTE IS IMPORTANT!
                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                                 ITEMS 1 AND 2.
             PLEASE SIGN, DATE AND RETURN THE ABOVE PROXY CARD TODAY
            USING THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT
                    YOU EXPECT TO ATTEND THE SPECIAL MEETING.